UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2008

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Northwest Pipe Company

5721 SE Columbia Way Suite 200

Vancouver WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 18, 2008, the Compensation Committee of the Board of Directors of Northwest Pipe Company (the “Company”) approved cash incentive payments, grants of restricted stock units, and grants of performance stock units for the following executive officers of the Company in the amounts set forth below:

	Cash Incentive	Restricted Stock Units (1)	Performance Stock Units (2)
Brian W. Dunham President and Chief Executive Officer	$151,976	4,785	18,609
Stephanie J. Welty Senior Vice President, Chief Financial Officer and Secretary	12,250	862	5,457
Robert L. Mahoney Senior Vice President, Tubular Products	49,592	1,561	6,072
Gary A. Stokes Senior Vice President, Water Transmission	57,591	1,813	7,052

(1)	Each Restricted Stock Unit (“RSU”) represents one share of the Company’s common stock. The RSUs will generally vest as follows: 59 percent vested on the grant date, 29 percent will vest on the first anniversary of the grant date, and 12 percent will vest on the second anniversary of the grant date. The RSUs granted to Stephanie J. Welty will vest as follows: 26 percent vested on the grant date, 53 percent will vest on the first anniversary of the grant date, and 21 percent will vest on the second anniversary of the grant date.

(2)	Each Performance Stock Unit (“PSU”) represents one share of the Company’s common stock. The PSUs will vest in 2009, 2010 and 2011, with, respectively, 28 percent, 36 percent and 36 percent (20 percent, 40 percent and 40 percent with respect to Ms. Welty) of the PSUs available for vesting in those years. The number of PSUs that actually vest in any year will be determined based on the level of achievement of an earnings per share target for each such year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on August 22, 2008.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ Stephanie J. Welty
Stephanie J. Welty, Senior Vice President
and Chief Financial Officer